                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of Earliest Event Reported): July 2, 1997

                           CASA OLE RESTAURANTS, INC.

             (Exact name of registrant as specified in its charter)





         TEXAS                          0-28234                76-0493269
(State or other jurisdiction          (Commission           (I.R.S. Employer
    of incorporation)                 File Number)        Identification Number)



                                 1135 Edgebrook
                              Houston, Texas 77034
                    (Address of principal executive offices)



                                 (713) 943-7574
                          (Registrant's Telephone No.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On July 2, 1997, Casa Ole Restaurants, Inc. (the "Company") consummated the acquisition pursuant to that certain Stock Purchase Agreement dated July 1, 1997 (the "Agreement") by and among the Company, Monterey's Acquisition Corp., a Delaware corporation ("Monterey's"), and the shareholders of Monterey's listed on Annex "A" to the Agreement (each a "Seller" and collectively, "Sellers"), pursuant to the terms of which the Company purchased from the Sellers all of the issued and outstanding shares of common stock, no par value, of Monterey's (the "Shares") owned by them. Using $3 million cash on hand and its amended credit facility with NationsBank of Texas, N.A., the Company purchased the Shares for $4 million, paid off outstanding debt and accrued interest with two creditors of Monterey's totaling $7.1 million and funded various other agreed upon items approximating $500,000. As purchased, Monterey's has a working capital deficit of $750,000 that will be funded by the Company.

         For the fiscal year most recently ended, Monterey's reported total assets of $11 million and total liabilities of $9.3 million. Total revenues for the year were $20.6 million, up $500,000 over fiscal 1995, and earnings before interest, depreciation and amortization and certain management and consulting fees were $2.3 million, up from $1.9 million in the prior year. These results were from the 26 restaurants that Monterey's owns and operates in Texas and Oklahoma under the names "Monterey's Tex-Mex Cafe," "Monterey's Little Mexico" and "Tortuga Cantina."

         Louis P. Neeb, the Chairman of the Board and Chief Executive Officer of the Company currently sits on the Board of Directors of ShowBiz Pizza Time, Inc., a minority selling shareholder of Monterey's.

         The assets represented by the Shares (the "Assets") were used by Monterey's in conducting the business of owning and operating a total of 26 Mexican restaurants in Texas and Oklahoma. The Company intends to continue such use of the Assets in the course of conducting its business.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


         (a)     Financial Statements of Businesses Acquired.

                          MONTEREY'S ACQUISITION CORP.

                     FINANCIAL STATEMENTS AND AUDIT REPORT

                               DECEMBER 29, 1996

                          MONTEREY'S ACQUISITION CORP.
                                    CONTENTS
-------------------------------------------------------------------------------



REPORT OF INDEPENDENT ACCOUNTANTS                                           1

BALANCE SHEETS                                                              2

STATEMENTS OF OPERATIONS                                                    3

STATEMENT OF STOCKHOLDERS' EQUITY                                           4

STATEMENTS OF CASH FLOWS                                                  5/6

NOTES TO FINANCIAL STATEMENTS                                            7/14


                           SUPPLEMENTARY INFORMATION

Schedules of Tortuga Operations                                            16

              A TENNESSEE REGISTERED LIMITED LIABILITY PARTNERSHIP

PRIVATE COMPANIES PRACTICE SECTION          MEMBER AICPA DIVISION FOR CPA FIRMS
                              SEC PRACTICE SECTION


                       REPORT OF INDEPENDENT ACCOUNTANTS


Board of Directors and Stockholders
Monterey's Acquisition Corp.
Houston, Texas

We have audited the accompanying balance sheets of Monterey's Acquisition Corp. as of December 29, 1996 and December 31, 1995, and the related statements of operations, stockholders' equity and cash flows for the years ended December 29, 1996 and December 31, 1995 and the period from May 4, 1994 (date operations commenced) through January 1, 1995. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Monterey's Acquisition Corp. as of December 29, 1996 and December 31, 1995, and the results of its operations and its cash flows for the years ended December 29, 1996 and December 31, 1995 and the period from May 4, 1994 through January 1, 1995, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplementary information is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.







Chattanooga, Tennessee
January 24, 1997

                          MONTEREY'S ACQUISITION CORP.
                                 BALANCE SHEETS
                    DECEMBER 29, 1996 AND DECEMBER 31, 1995


                                                 DECEMBER 29,    DECEMBER 31,
                                                    1996            1995
          ASSETS

CURRENT ASSETS
  Cash and Cash Equivalents                      $    349,868    $    183,443
  Receivables                                         143,667          88,072
  Inventories                                         176,586         190,443
  Prepayments                                         233,990         284,925
                                                 ------------    ------------

          Total Current Assets                        904,111         746,883

PROPERTY AND EQUIPMENT, net                         6,626,958       7,090,486

OTHER ASSETS                                        3,475,670       3,857,545
                                                 ------------    ------------

TOTAL ASSETS                                     $ 11,006,739    $ 11,694,914
                                                 ============    ============


          LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Bank Overdraft                                 $     71,837    $    177,536
  Current Portion of Long-Term Debt                   988,638         891,141
  Accounts Payable and Accrued Liabilities          1,583,010       1,530,402
                                                 ------------    ------------

          Total Current Liabilities                 2,643,485       2,599,079
                                                 ------------    ------------

LONG-TERM DEBT                                      6,253,810       7,104,271
                                                 ------------    ------------

OTHER LONG-TERM LIABILITIES                           368,405         301,346
                                                 ------------    ------------

STOCKHOLDERS' EQUITY
  Common Stock - no par value - 1,500,000
    shares authorized; 1,149,321 shares issued      2,946,273       2,946,273
  Accumulated Deficit                              (1,205,234)     (1,256,055)
                                                 ------------    ------------

          Total Stockholders' Equity                1,741,039       1,690,218
                                                 ------------    ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $ 11,006,739    $ 11,694,914
                                                 ============    ============



   The accompanying notes are an integral part of the financial statements.

                          MONTEREY'S ACQUISITION CORP.
                            STATEMENTS OF OPERATIONS
            YEARS ENDED DECEMBER 29, 1996 AND DECEMBER 31, 1995 AND
                PERIOD FROM MAY 4, 1994 THROUGH JANUARY 1, 1995



                                                                        PERIOD FROM
                                                                        MAY 4, 1994
                                        YEAR ENDED      YEAR ENDED       THROUGH
                                        DECEMBER 29,    DECEMBER 31,    JANUARY 1,
                                           1996            1995            1995
REVENUES                                $ 20,625,946    $ 20,116,312    $ 12,675,340
                                        ------------    ------------    ------------

COSTS AND EXPENSES
  Cost of Sales                           12,805,734      12,593,548       7,846,065
  Selling, General and Administrative
    Expenses                               3,112,575       3,241,441       2,024,484
  Depreciation and Amortization            1,263,482       1,435,479         755,684
  Other Operating Expenses                 2,393,332       2,355,404       1,567,898
                                        ------------    ------------    ------------
                                          19,575,123      19,625,872      12,194,131
                                        ------------    ------------    ------------

OPERATING INCOME                           1,050,823         490,440         481,209
                                        ------------    ------------    ------------

OTHER INCOME (EXPENSES)
  Management and Consulting Fees            (145,096)       (131,731)        (84,135)
  Interest Income                             16,139          14,249           6,297
  Interest Expense                          (871,045)       (946,033)       (657,942)
  Transaction Costs                             --              --          (428,409)
                                        ------------    ------------    ------------
                                          (1,000,002)     (1,063,515)     (1,164,189)
                                        ------------    ------------    ------------

NET INCOME (LOSS)                       $     50,821    $   (573,075)   $   (682,980)
                                        ============    ============    ============





   The accompanying notes are an integral part of the financial statements.

                          MONTEREY'S ACQUISITION CORP.
                       STATEMENT OF STOCKHOLDERS' EQUITY
            YEARS ENDED DECEMBER 29, 1996 AND DECEMBER 31, 1995 AND
                PERIOD FROM MAY 4, 1994 THROUGH JANUARY 1, 1995







                                             COMMON STOCK          ACCUMULATED
                                        SHARES          AMOUNT       DEFICIT
  Issuance of Common Stock              1,097,855    $ 2,796,721   $      --

  Net Loss                                                            (682,980)
                                      -----------    -----------   -----------

BALANCE - January 1, 1995               1,097,855      2,796,721      (682,980)

  Net Loss                                                            (573,075)

  Issuance of Common Stock                 51,466        149,552
                                      -----------    -----------   -----------

BALANCE - December 31, 1995             1,149,321      2,946,273    (1,256,055)

  Net Income                                                            50,821

BALANCE - December 29, 1996             1,149,321    $ 2,946,273   $(1,205,234)
                                      ===========    ===========   ===========


   The accompanying notes are an integral part of the financial statements.

                          MONTEREY'S ACQUISITION CORP.
                            STATEMENTS OF CASH FLOWS
            YEARS ENDED DECEMBER 29, 1996 AND DECEMBER 31, 1995 AND
                PERIOD FROM MAY 4, 1994 THROUGH JANUARY 1, 1995


                                                                                    PERIOD FROM
                                                                                    MAY 4, 1994
                                                      YEAR ENDED      YEAR ENDED      THROUGH
                                                      DECEMBER 29,    DECEMBER 31,    JANUARY 1,
                                                         1996            1995          1995
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income (Loss)                                   $    50,821    $  (573,075)   $  (682,980)
  Adjustments to Reconcile Net Income (Loss)
    to Net Cash Provided by Operating Activities -
    Depreciation                                          786,905        717,258        398,902
    Amortization                                          476,577        718,221        356,782
    Common Stock Issued for Consulting Services              --             --           35,000
    Changes in Operating Assets and Liabilities,
      net of effects from acquisition -
      Decrease (Increase) in -
        Receivables                                       (55,595)       (20,858)       (67,214)
        Inventories                                        13,857        (12,704)       (27,096)
        Prepayments                                        50,935         60,669       (264,468)
      Increase in -
        Accounts Payable and Accrued Liabilities           97,535        160,363        664,339
                                                      -----------    -----------    -----------

          NET CASH PROVIDED BY OPERATING ACTIVITIES     1,421,035      1,049,874        413,265
                                                      -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of Property and Equipment                     (390,427)      (740,073)      (877,296)
  Payment for Purchase of Company, net of
    cash acquired                                            --             --       (5,828,824)
  Payments for Acquisition Costs and
    Other Assets                                           (5,520)      (109,461)      (710,892)
                                                      -----------    -----------    -----------

          NET CASH USED BY INVESTING ACTIVITIES          (395,947)      (849,534)    (7,417,012)
                                                      -----------    -----------    -----------




   The accompanying notes are an integral part of the financial statements.

                          MONTEREY'S ACQUISITION CORP.
                            STATEMENTS OF CASH FLOWS
            YEARS ENDED DECEMBER 29, 1996 AND DECEMBER 31, 1995 AND
                PERIOD FROM MAY 4, 1994 THROUGH JANUARY 1, 1995


                                                                                 PERIOD FROM
                                                                                  MAY 4, 1994
                                                  YEAR ENDED      YEAR ENDED      THROUGH
                                                  DECEMBER 29,    DECEMBER 31,    JANUARY 1,
                                                     1996            1995           1995
CASH FLOWS FROM FINANCING ACTIVITIES
  Increase (Decrease) in Bank Overdraft           $  (105,699)   $   (58,729)   $   236,265
  Proceeds from Issuance of Term Loan                  60,000        195,814      4,200,000
  Repayment of Long-Term Debt                        (812,964)      (823,621)      (226,781)
  Proceeds from Issuance of Common Stock                 --          149,552      3,300,000
                                                  -----------    -----------    -----------

          NET CASH PROVIDED (USED) BY
            FINANCING ACTIVITIES                     (858,663)      (536,984)     7,509,484
                                                  -----------    -----------    -----------

NET INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS                                166,425       (336,644)       505,737

CASH AND CASH EQUIVALENTS - beginning
  of period                                           183,443        520,087         14,350
                                                  -----------    -----------    -----------

CASH AND CASH EQUIVALENTS - end
  of period                                       $   349,868    $   183,443    $   520,087
                                                  ===========    ===========    ===========


SUPPLEMENTAL DISCLOSURES OF
  CASH FLOW INFORMATION
  Cash Paid for Interest                          $   936,905    $ 1,040,902    $   385,003

SUPPLEMENTAL SCHEDULE OF NONCASH
  INVESTING AND FINANCING ACTIVITIES
  Liabilities Assumed in Connection
    with Acquisition                              $      --      $      --      $ 1,064,549
  Subordinated Notes Payable
    Issued to Sellers                             $      --      $      --      $ 4,650,000
  Deemed Dividend to Sellers                      $      --      $      --      $ 1,000,804
  Exchange of Stock by Sellers                    $      --      $      --      $   437,500
  Exchange of Stock for Acquisition Costs         $      --      $      --      $    25,025
  Property and Equipment Additions
    Included in Accounts Payable                  $    54,853    $      --      $      --


   The accompanying notes are an integral part of the financial statements.

                          MONTEREY'S ACQUISITION CORP.
                         NOTES TO FINANCIAL STATEMENTS



SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies and practices followed by the company are as follows:

DESCRIPTION OF BUSINESS - Monterey's Acquisition Corp. operates 26 Monterey's Tex-Mex Cafe and Tortuga Cantina restaurants in Texas and Oklahoma, primarily in the Houston, Texas metropolitan area. The restaurants were acquired effective May 4, 1994. The company's receivables primarily include credit card receivables from customers.

YEAR END - The company's year end is the 52 or 53-week period ending on the Sunday closest to December 31.

CASH AND CASH EQUIVALENTS - Cash and cash equivalents include currency on hand and demand deposits with financial institutions. The company considers all highly liquid investments which are readily convertible into cash to be cash equivalents. The company maintains cash and cash equivalents at various financial institutions which may exceed federally insured amounts.

INVENTORIES - Inventories of food, paper products and supplies are stated at the lower of cost or market on a first-in, first-out basis.

PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Depreciation and amortization are provided by charges to operations over the estimated useful lives of the assets, or the lease term if less, by the straight-line method.

OTHER ASSETS - Other assets include goodwill which is amortized over fifteen years. Preopening costs are amortized over one year. Costs associated with the initial purchase of the restaurants are amortized over five years. Other deferred charges are amortized over five years. All amortization is provided by the straight-line method.

INCOME TAXES - Income taxes are computed based on the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Deferred tax assets and liabilities are recognized for the estimated future tax effects attributed to temporary differences between the book and tax bases of assets and liabilities and for carryforward items. The measurement of current and deferred tax assets and liabilities is based on enacted law. Deferred tax assets are reduced, if necessary, by a valuation allowance for the amount of tax benefits that may not be realized.

ADVERTISING COSTS - Advertising costs are charged to operations when incurred. Advertising expense totaled $905,747 for 1996, $1,090,717 for 1995 and $715,864 for 1994.

                          MONTEREY'S ACQUISITION CORP.
                         NOTES TO FINANCIAL STATEMENTS



SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

ESTIMATES AND UNCERTAINTIES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual results could differ from the estimates.

Significant estimates were made in the preparation of the financial statements. The following calculations required significant estimates:

         Valuation Allowance for Deferred Taxes
         Realizability of Goodwill

It is reasonably possible that the significant estimates used will change materially within the next year.

RECLASSIFICATIONS - Certain reclassifications have been made to prior years' financial statements to conform with the current year presentation.


INCORPORATION AND ACQUISITION OF COMPANY

The company was incorporated in the state of Delaware on December 15, 1993, and authorized 1,000,000 shares of no par value stock which were issued on May 4, 1994. The company later amended its charter to increase the authorized shares to 1,500,000. The purpose of the corporation was to acquire the operating assets of 26 Monterey's Tex-Mex Cafes which were wholly owned by BHC Acquisition Corporation (BHC). The asset purchase agreement was entered into on May 4, 1994. As part of the asset purchase agreement, BHC obtained a 12.5% equity interest in the company.

The company paid approximately $12 million for the assets of the Monterey's Tex-Mex Cafes. The purchase price included $4,650,000 in notes payable to BHC and stock issued to BHC. The company also assumed liabilities of $1,064,549 in conjunction with the acquisition.

The company incurred certain costs relating to the transaction including legal, accounting and loan fees. These costs are nonrecurring expenses related to the transaction and have been separately reported on the statement of operations.

                          MONTEREY'S ACQUISITION CORP.
                         NOTES TO FINANCIAL STATEMENTS



INCORPORATION AND ACQUISITION OF COMPANY - continued

The acquisition was accounted for as a purchase and resulted in the purchase price being allocated to the assets acquired and liabilities assumed based on their estimated fair market values. After closing balance sheet adjustments and related acquisition costs, the opening balance sheet of the company is summarized as follows:

Current Assets                                                       $   585,908
Property and Equipment                                                 6,963,221
Other Assets                                                           4,849,334
                                                                     -----------

  TOTAL ASSETS                                                       $12,398,463
                                                                     ===========

Current Liabilities                                                  $   860,493
Long-Term Liabilities                                                  9,041,249
Equity                                                                 2,496,721
                                                                     -----------

  TOTAL LIABILITIES AND EQUITY                                       $12,398,463
                                                                     ===========

The asset purchase was accounted for under the provisions of Emerging Issues Task Force Issue No. 88-16 which require that the basis of the stock held by BHC prior to the acquisition be used to value their investment in the company. This resulted in a reduction in equity of $1,000,804 as of the acquisition date.

The initial capitalization of the company is as follows:

Cash Contributed for Common Stock                                   $ 3,000,000
Common Stock Issued for Services                                         60,025
Common Stock Issued to BHC                                              437,500
                                                                    -----------
                                                                      3,497,525
Deemed Dividend to Selling Stockholder                               (1,000,804)

Initial Capitalization                                              $ 2,496,721
                                                                    ===========

RECEIVABLES

Receivables consist of the following:

                                                     DECEMBER 29,    DECEMBER 31,
                                                         1996           1995
Credit Card Receivables from Customers               $     85,277   $     79,682
Insurance Refund                                           50,000           --
Due from Stockholder                                        8,390          8,390
                                                     ------------   ------------
                                                     $    143,667   $     88,072
                                                     ============   ============

                          MONTEREY'S ACQUISITION CORP.
                         NOTES TO FINANCIAL STATEMENTS



PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                                     DECEMBER 29,    DECEMBER 31,
                                                         1996           1995
Land and Improvements                                $ 1,483,304    $ 1,483,304
Buildings and Improvements                             1,191,696      1,191,696
Leasehold Improvements                                 2,762,313      2,642,427
Furniture, Fixtures and Equipment                      2,800,040      2,474,645
Property Leased under Favorable Lease Agreements         650,235        650,235
                                                     -----------    -----------
                                                       8,887,588      8,442,307
Accumulated Depreciation and Amortization             (2,260,630)    (1,351,821)
                                                     -----------    -----------
                                                     $ 6,626,958    $ 7,090,486
                                                     ===========    ===========

OTHER ASSETS

Other assets consist of the following:

                                                DECEMBER 29,        DECEMBER 31,
                                                   1996                1995
Goodwill                                        $ 3,904,709         $ 3,904,709
Acquisition Costs                                   523,833             523,833
Trademarks                                           25,333              25,333
Preopening Expenses                                   6,209             294,206
Other                                                 2,755               3,254
                                                -----------         -----------
                                                  4,462,839           4,751,335
Accumulated Amortization                           (987,169)           (893,790)
                                                -----------         -----------
                                                $ 3,475,670         $ 3,857,545
                                                ===========         ===========

ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consist of the following:

                                                   DECEMBER 29,       DECEMBER 31,
                                                      1996               1995
Accounts Payable                                   $  888,823         $  670,003
Salaries and Wages                                    342,497            327,032
Taxes, other than income                              364,887            384,072
Rent                                                   87,835             82,135
Interest                                              112,209            178,069
Other                                                  50,605             52,937
                                                   ----------         ----------
                                                   $1,846,856         $1,694,248
                                                   ==========         ==========

                          MONTEREY'S ACQUISITION CORP.
                         NOTES TO FINANCIAL STATEMENTS



LONG-TERM DEBT

Long-term debt consists of the following:

                                                        DECEMBER 29,  DECEMBER 31,
                                                            1996         1995
10% Subordinated Term Note - payable to
  BHC Acquisition Corporation - interest due
  quarterly, principal due April, 1999                   $4,450,000   $4,450,000
10% Subordinated Term Note - payable to
  BHC Acquisition Corporation - principal and
  interest due April, 2000                                  200,000      200,000
11.38% Term Loan - payable at varying
  amounts approximating $100,000 monthly including
  interest through May, 1999 - collateralized
  by all the assets of the company                        2,592,448    3,345,412
                                                         ----------   ----------
                                                          7,242,448    7,995,412
Less Current Portion                                        988,638      891,141
                                                         ----------   ----------
                                                         $6,253,810   $7,104,271
                                                         ==========   ==========

Aggregate maturities of long-term debt for the years subsequent to December 29, 1996, are as follows:

YEAR ENDING
  December 28, 1997                                                   $  988,638
  January 3, 1999                                                     $1,107,203
  January 2, 2000                                                     $4,946,607
  January 1, 2001                                                     $  200,000

The provisions of the company's loan agreements contain various restrictive covenants which include minimum net worth and maintenance of debt service ratios.

                          MONTEREY'S ACQUISITION CORP.
                         NOTES TO FINANCIAL STATEMENTS



OPERATING LEASES

The company leases certain restaurants and related property and equipment under operating leases. All leases require the company to pay property taxes, insurance and maintenance of the leased assets. The leases generally have initial terms of one to 18 years with various renewal options.

Minimum lease commitments as of December 29, 1996, are as follows:

YEAR ENDING
  December 28, 1997                                                   $  559,145
  January 3, 1999                                                        499,318
  January 2, 2000                                                        350,606
  January 1, 2001                                                        255,948
  December 31, 2002                                                      245,348
  Later Years                                                          1,489,833
                                                                      ----------
                                                                      $3,400,198
                                                                      ==========

Certain of the company's real estate leases, both capital and operating, require payment of contingent rent in the event defined revenues exceed specified levels.

The company's rent expense is comprised of the following:

                                                                      PERIOD FROM
                                                                      MAY 4, 1994
                                        YEAR ENDED      YEAR ENDED      THROUGH
                                       DECEMBER 29,    DECEMBER 31,    JANUARY 1,
                                           1996           1995           1995
Minimum                                 $  620,794     $  599,729     $  354,169
Contingent                                 195,065        180,319         94,005
                                        ----------     ----------     ----------
                                        $  815,859     $  780,048     $  448,174
                                        ==========     ==========     ==========

OTHER LONG-TERM LIABILITIES

Other long-term liabilities consist of:

                                                      DECEMBER 29,    DECEMBER 31,
                                                          1996           1995
Unfavorable Leases                                     $  103,783     $  136,504
Deferred Rent                                                 776            996
Accrued Management Fees                                   263,846        163,846
                                                       ----------     ----------
                                                       $  368,405     $  301,346
                                                       ==========     ==========

                          MONTEREY'S ACQUISITION CORP.
                         NOTES TO FINANCIAL STATEMENTS



INCOME TAXES

There is no federal or state income tax for 1996 due to the realization of federal and state net operating loss carryforwards.

The company implemented Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as of the date of acquisition. The statement establishes standards for financial accounting and reporting for income taxes that are currently payable and for provisions for deferred taxes. The standard requires an asset and liability method of accounting for income taxes.

A deferred tax asset of $400,000 was recorded as of the acquisition date which resulted from differences in the carrying amounts of intangible assets and accrued liabilities for financial reporting purposes and the amounts used for income tax purposes.

At December 29, 1996, the company had a net loss carryforward, which will expire December 31, 2010, of approximately $1,100,000 available to reduce future taxable income.

A valuation allowance of $850,000 has been recognized for 1996 and 1995 to offset the deferred tax assets because of the uncertainty of realizing the related benefits. This valuation allowance could be reduced in the future if it appears more likely than not the deferred tax asset will be realized.

The following is a summary of the significant components of the company's deferred tax assets.

                                                     DECEMBER 29,    DECEMBER 31,
                                                        1996           1995
DEFERRED TAX ASSETS
  Net Operating Loss Carryforward                     $  435,000     $  430,000
  Depreciation and Amortization                          440,000        400,000
  Accrued Expenses                                        38,000        100,000
  Inventory                                                8,000           --
                                                      ----------     ----------
                                                         921,000        930,000
DEFERRED TAX LIABILITIES
  Prepaid Expenses                                       (71,000)       (80,000)
                                                      ----------     ----------
                                                         850,000        850,000

VALUATION ALLOWANCE                                     (850,000)      (850,000)
                                                      ----------     ----------

NET DEFERRED TAX ASSETS                               $     --       $     --
                                                      ==========     ==========

                          MONTEREY'S ACQUISITION CORP.
                         NOTES TO FINANCIAL STATEMENTS



401(k) PLAN

The company has a defined contribution 401(k) plan. The plan covers substantially all full-time employees meeting certain age and service requirements. Participating employees may elect to defer a percentage of their qualifying compensation as voluntary employee contributions. The company may contribute additional amounts at the discretion of management. The company did not make any contributions to the plan in 1996 or 1995.


RELATED PARTY TRANSACTIONS

Transactions and balances with related parties are summarized as follows:

                                                                        PERIOD FROM
                                                                        MAY 4, 1994
                                              YEAR ENDED    YEAR ENDED   THROUGH
                                             DECEMBER 29,  DECEMBER 31,  JANUARY 1,
                                                 1996         1995          1995
GENERAL PARTNER OF PARTNERSHIP HOLDING
  MAJORITY OF COMPANY'S STOCK
  Transaction Costs                          $     --     $     --     $  175,000
  Management Fees Expensed                   $  100,000   $  100,000   $   67,308
  Management Fees Accrued                    $  263,846   $  163,846   $   67,308

SHAREHOLDER AND FORMER OWNER
  Accounting Fees                            $  289,423   $  252,404   $  168,270
  Interest Expense                           $  464,751   $  461,919   $  312,136
  Consulting Fees                            $   45,096   $   31,731   $   16,827
  Notes Payable                              $4,650,000   $4,650,000   $4,650,000
  Accounts Payable and Accrued Liabilities   $  247,381   $  178,469   $  308,396
  Accounts Receivable                        $    8,390   $    8,390   $     --

SHAREHOLDERS AND EMPLOYEES
  Acquisition Costs                          $     --     $     --     $  200,000
  Consulting Fees                            $   51,166   $   22,872   $   82,308
  Accounts Payable and Accrued Liabilities   $     --     $     --     $   42,308

                           SUPPLEMENTARY INFORMATION

                          MONTEREY'S ACQUISITION CORP.
                        SCHEDULES OF TORTUGA OPERATIONS
            YEARS ENDED DECEMBER 29, 1996 AND DECEMBER 31, 1995 AND
                PERIOD FROM MAY 4, 1994 THROUGH JANUARY 1, 1995




                                                             PERIOD FROM
                                                             MAY 4, 1994
                                YEAR ENDED    YEAR ENDED      THROUGH
                                DECEMBER 29,  DECEMBER 31,    JANUARY 1,
                                   1996          1995           1995
REVENUES                        $ 3,477,928   $ 3,212,483    $ 1,384,598
                                -----------   -----------    -----------

COST OF SALES
  Cost of Sales                     936,066       895,080        409,444
  Labor Cost                      1,180,182     1,208,626        510,497
  Other Controllables               110,706        99,573         25,670
                                -----------   -----------    -----------
                                  2,226,954     2,203,279        945,611
                                -----------   -----------    -----------

  Gross Profit                    1,250,974     1,009,204        438,987

SELLING, GENERAL AND
  ADMINISTRATIVE                    235,986       238,404        107,447

DEPRECIATION AND AMORTIZATION       278,219       487,783        128,210

OTHER OPERATING EXPENSES            541,191       515,033        222,326
                                -----------   -----------    -----------

PROFIT CONTRIBUTION             $   195,578   $  (232,016)   $   (18,996)
                                ===========   ===========    ===========

         (b)     Pro Forma Financial Information.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

    (b)   PRO FORMA FINANCIAL INFORMATION

                          CASA OLE' RESTAURANTS, INC.

                       PRO FORMA COMBINED BALANCE SHEETS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                         COMPANY     MONTEREY'S    PRO FORMA       PRO FORMA
ASSETS                                                    4/18/97     3/30/97     ADJUSTMENTS       COMBINED
                                                          --------    --------    -----------       --------
Current assets:
      Cash and cash equivalents                           $  4,540    $    577    $    (3,297)(a)   $  1,820
      Marketable securities (approximates fair value)        1,032          --             --          1,032
      Royalties receivable                                     174          --             --            174
      Receivables from affiliates                               18          --             --             18
      Other receivables                                        177         139             --            316
      Notes receivable from related parties                    115           0             --            115
      Inventory                                                208         177             --            385
      Prepaid expenses and other current assets                316         133             --            449
                                                          --------    --------    -----------       --------
          Total current assets                               6,580       1,026         (3,297)         4,309
                                                          --------    --------    -----------       --------

Property, plant and equipment, net                           5,640       6,481            434(b)      12,555
Goodwill, net                                                  575       3,375          1,983(c)       5,933
Other assets                                                    82           9            837(b)         928
                                                          --------    --------    -----------       --------
                                                          $ 12,877    $ 10,891    $       (43)      $ 23,725
                                                          ========    ========    ===========       ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
      Current installments of long-term debt              $    184    $    989    $      (156)(d)   $  1,017
      Accounts payable                                         448       1,678             --          2,126
      Income taxes payable                                      43          --             --             43
      Accrued sales and liquor taxes                           107          --             --            107
      Accrued payroll and taxes                                265          --             --            265
      Accrued expenses                                          57          --             --             57
                                                          --------    --------    -----------       --------
          Total current liabilities                          1,104       2,667           (156)         3,615
                                                          --------    --------    -----------       --------

Long-term debt                                                 450       6,017          2,150(d)       8,617
Deferred income taxes                                           36          --             65(b)         101
Deferred franchise fees                                         43          --             --             43
Other long-term liabilities                                     --         386           (281)(e)        105

Stockholders' equity:
      Preferred stock, $.01 par value, 1,000,000 shares
           authorized                                           --          --             --             --
      Capital stock, $0.01 par value, 20,000,000 shares         47       2,946         (2,946)(f)         47
           authorized, 4,732,705 shares issued                  --
      Additional paid-in capital                            20,686          --             --         20,686
      Retained earnings                                      1,861      (1,125)         1,125(f)       1,861
      Treasury stock, cost of 1,135,000 shares             (11,350)         --             --        (11,350)
                                                          --------    --------    -----------       --------
          Total stockholders' equity                        11,244       1,821         (1,821)        11,244
                                                          --------    --------    -----------       --------

                                                          $ 12,877    $ 10,891    $       (43)      $ 23,725
                                                          ========    ========    ===========       ========

-----------------------------------------------

     (a)  Cash used for certain acquisition-related costs.
     (b)  Adjustment of acquired assets and liabilities to fair value.
     (c) Adjustment of goodwill to reflect purchase price less the fair value of acquired assets.
     (d)  Use of the Company's credit facility to fund the acquisition.
     (e) Funding of certain agreeed upon long-term liabilities and accrual of transaction related expenditures.
     (f)  Equity adjustments to effect acquisition.

                          CASA OLE' RESTAURANTS, INC.

                    PRO FORMA COMBINED STATEMENTS OF INCOME
                                  (UNAUDITED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                         COMPANY     MONTEREY'S
                                         16-WEEK      13-WEEK
                                       PERIOD ENDED PERIOD ENDED  PRO FORMA       PRO FORMA
                                         4/18/97      3/30/97    ADJUSTMENTS      COMBINED
                                       -----------    -------    -----------    -----------
Revenues:
      Restaurant sales                 $     6,668    $ 5,091         $           $    11,759
      Franchise fees                           333                                        333
      Other                                     21                                         21
                                       -----------    -------         --------    -----------
                                             7,022      5,091                          12,113
                                       -----------    -------         --------    -----------

Costs and expenses:
      Cost of sales                          1,462      1,348                           2,810
      Restaurant operating expenses          3,905      2,724                           6,629
      General and administrative               743        419              (50)(a)      1,112
      Depreciation and amortization            133        322              (31)(b)        424
                                       -----------    -------         --------    -----------
                                             6,243      4,813              (81)        10,975
                                       -----------    -------         --------    -----------

          Operating income                     779        278               81          1,138
                                       -----------    -------         --------    -----------

Other income (expense):
      Interest                                  58       (198)             (21)(c)       (161)
      Other, net                                 3                                          3
                                       -----------    -------         --------    -----------
                                                61       (198)             (21)          (158)
                                       -----------    -------         --------    -----------

Income before income tax expense               840         80               60            980
Income tax expense                             316                          51(d)         367
                                       -----------    -------         --------    -----------

          Net income                   $       524    $    80         $      9    $       613
                                       ===========    =======         ========    ===========


      Net income and pro forma
         net income per common share   $      0.15                                $      0.17
                                       ===========                                ===========

      Weighted average number-
         of common shares                3,597,944                                  3,597,944
                                       ===========                                ===========

------------------------------------

     (a)  Fees related to non-continuing consulting arrangements.
     (b) Net impact of amortizing approximately $5.4 million in goodwill over 40 years (previously $3.4 million amortized over 15 years).
     (c) Net impact of using the Company's credit facility to finance approximately $9.0 million of the acquisition price.
     (d) Additional income tax at an effective rate of 37% on the combined income of the Company and Monterey's.

                          CASA OLE' RESTAURANTS, INC.

                    PRO FORMA COMBINED STATEMENTS OF INCOME
                                  (UNAUDITED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                               COMPANY      MONTEREY'S
                                               52-WEEK       52-WEEK
                                             PERIOD ENDED   PERIOD ENDED    PRO FORMA     PRO FORMA
                                               12/27/96      12/29/96      ADJUSTMENTS     COMBINED
                                              -----------    --------      -----------    -----------
Revenues:
      Restaurant sales                        $    17,574    $ 20,626         $           $    38,200
      Franchise fees                                  998           0                             998
      Other                                            90           0                              90
                                              -----------    --------         --------    -----------
                                                   18,662      20,626                0         39,288
                                              -----------    --------         --------    -----------

Costs and expenses:
      Cost of sales                                 4,406       5,605                          10,011
      Restaurant operating expenses                 9,609      11,071                          20,680
      General and administrative                    2,081       1,782             (196)(a)      3,667
      Depreciation and amortization                   208       1,264             (125)(b)      1,347
                                              -----------    --------         --------    -----------
                                                   16,304      19,722             (321)        35,705
                                              -----------    --------         --------    -----------

          Operating income                          2,358         904              321          3,583
                                              -----------    --------         --------    -----------

Other income (expense):
      Interest                                        254        (854)             (14)(c)       (614)
      Other, net                                      114           0                0            114
                                              -----------    --------         --------    -----------
                                                      368        (854)             (14)          (500)
                                              -----------    --------         --------    -----------

Income before income tax expense                    2,726          50              307          3,083
Income tax expense                                    858           0              132(d)         990
                                              -----------    --------         --------    -----------

          Net income                          $     1,868    $     50         $    175    $     2,093
                                              ===========    ========         ========    ===========

Pro forma income statement data (e):
      Net income as reported                  $     1,868    $     50         $    175    $     2,093
      Pro forma adjustments:
          Compensation and related party
            expense arrangements                      162           0                0            162
          Provision for income taxes                 (211)          0                0           (211)
                                              ===========    ========         ========    ===========
      Pro forma net income                    $     1,819    $     50         $    175    $     2,044
                                              ===========    ========         ========    ===========

      Pro forma net income per common share   $      0.54                                 $      0.60
                                              ===========                                 ===========

      Pro forma weighted average
        number of common shares                 3,384,977                                   3,384,977
                                              ===========                                 ===========

-----------------------------------

     (a)  Fees related to non-continuing consulting arrangements.
     (b) Net impact of amortizing approximately $5.4 million in goodwill over 40 years (previously $3.4 million amortized over 15 years).
     (c) Net impact of using the Company's credit facility to finance approximately $9.0 million of the acquisition price.
     (d) Additional income tax on the combined income of the Company and Monterey's.
     (e) On April 24, 19996, the Company was reorganized. The pro forma adjustments reflect adjustments to compensation and related party expense arrangements and reflect an adjustment to the provision for income taxes.

         (c)     Exhibits.

                 2 Stock Purchase Agreement by and among Casa Ole Restaurants, Inc., Monterey's Acquisition Corp. ("Monterey's") and the shareholders of Monterey's listed in Annex "A" thereto.

                 10 Amendment No. 2, dated as of June 30, 1997, to that certain Credit Agreement dated as of July 10, 1996 between Casa Ole Restaurants, Inc. and NationsBank of Texas, N.A., as previously amended by that certain Amendment No. 1, dated as of January 13, 1997.

                 20       Press Release issued by the Registrant, dated July 3,
                          1997.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      CASA OLE RESTAURANTS, INC.


Dated:  July 16, 1997                 By:  /s/ STACY M. RIFFE
                                          -------------------------------------
                                      Printed Name:  Stacy M. Riffe
                                                    ---------------------------
                                      Title: Vice President & CFO
                                             ----------------------------------

                                 EXHIBIT INDEX


Exhibit
Number           Description                                   Page
------           -----------                                   ----
    2            Stock Purchase Agreement by and
                 among Casa Ole Restaurants, Inc.,
                 Monterey's Acquisition Corp.
                 ("Monterey's") and the shareholders
                 of Monterey's listed in Annex "A"
                 thereto.

    10           Amendment No. 2, dated as of
                 June 30, 1997, to that certain Credit
                 Agreement dated as of July 10,
                 1996 between Casa Ole Restaurants,
                 Inc. and NationsBank of Texas,
                 N.A., as previously amended by that
                 certain Amendment No. 1, dated as
                 of January 13, 1997.

    20           Press Release issued by the
                 Registrant, dated July 3, 1997.